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                                                                  EXHIBIT 10.14


                                                                    CONFIDENTIAL

                              SEPARATION AGREEMENT

     This Separation Agreement ("Agreement"), dated as of April 28, 1999, is by and between Frank Selldorff, an individual ("Selldorff"), and Breakaway Solutions, Inc., a Delaware corporation ("Company").

     WHEREAS, Selldorff has been affiliated with the Company as a member of the Board of Directors of the Company and its Executive Vice President, and

     WHEREAS, Selldorff's employment relationship with the Company is currently governed by the terms of an employment agreement dated December 11, 1999 between Selldorff and the Company (the "Employment Agreement"), and

     WHEREAS, Selldorff and the Company desire to amend certain provisions of the Employment Agreement, and

     WHEREAS, Selldorff desires to resign from all his positions with the Company on the terms set forth below.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Selldorff (collectively referred to as "the Parties") hereby agree as follows:

     1. AMENDMENT OF EMPLOYMENT AGREEMENT; WAIVER OF SEVERANCE PAYMENT. In consideration of the mutual releases granted herein and other good and valuable consideration received, section 5(b) of the Employment Agreement is hereby amended by striking the phrase "sixtieth (60th) day" which appears in the third line thereof and inserting in lieu thereof the phrase "one hundred eightieth (180th) day." Selldorff acknowledges and agrees that the foregoing amendment to the Employment Agreement shall have the effect of Selldorff waiving the Severance Payment (as defined in the Employment Agreement) to which he would otherwise be entitled upon his voluntary termination of employment with the Company. Selldorff shall return to the Company all physical Company property in his possession, custody or control at a mutually agreed to date but shall make an accounting of such property in writing within 14 days of his execution of this Agreement.

     2. RESIGNATION. Selldorff hereby resigns from his positions with the Company as an officer and employee (but not as a director), effective as of the execution of this Agreement. Selldorff acknowledges and agrees that his resignation is his voluntary act for all purposes, including, without limitation, for purposes of the Employment Agreement.

     3. NON-SOLICITATION AND NON-COMPETITION. The Parties agree that, notwithstanding any other provision of this Agreement or the Employment


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Agreement to the contrary, the provisions of Section 4 of the Employment
Agreement shall survive the execution of this Agreement and shall continue in full force and effect. The Company agrees and acknowledges that Selldorff's operation of The Orion Companies (and its affiliates) will not constitute a breach of the provisions of section 4.

     4. CONFIDENTIAL INFORMATION. Selldorff shall continue to maintain the confidentiality of all confidential and proprietary information of the Company, including, but not limited to, non-public information regarding the Company's business, marketing strategies, personnel, and finances. Selldorff shall return all Company property and confidential and proprietary information in his possession to the Company by May 15, 1999. This Agreement shall be confidential unless otherwise required by law.

     5. RELEASE OF CLAIMS. Selldorff agrees that this Agreement represents settlement in full of all outstanding obligations owed to Selldorff by Company. Selldorff and the Company, on behalf of themselves, and their respective heirs, executors, officer, directors, employees, agents, investors, shareholder, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, agents, investors, shareholders, administrators, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred including, without limitation:

          a. any and all claims relating to or arising from Selldorffs positions, termination or resignation as provided above.

          b. any and all claims relating to, or arising from, Selldorffs right to purchase, or actual purchase of shares of stock of the Company, provided, however, that any vested options to purchase Company Common Stock shall be exercisable in accordance with their terms and, if not exercised by the dates provided for therein, shall terminate thereafter and shall become null and void, and this Agreement shall not in any way amend or modify any option agreements between Selldorff and The Company.

          c. any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;


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          d. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and M.G.L.C. 151B;

          e. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          f. any and all claims for attorneys' fees and costs.

The Company and Selldorff agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement

     6. CONFIDENTIALITY. The Parties hereto each agree to use its best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information unless mutually agreed to by both Parties or required to comply with governmental orders, laws or regulations (including Proxy Statement, financial and similar information requirements). The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

     7. NON-DISPARAGEMENT. Each party agrees to refrain from any disparagement, criticism, defamation, slander of the other, or tortuous interference with the contracts and relationships of the other.

     8. INDEMNIFICATION. The Company shall indemnify Selldorff to the maximum extent permitted under the Company's By-laws, the Delaware General Corporation Law, directors' and officers' liability insurance and any indemnification agreement between the Company and Selldorff. The provisions of this Section shall inure to the benefit of Selldorff's estate, executor, administrator, heirs, legatees or devisees. Nothing in this Agreement shall release the Company from any such duty to indemnify Selldorff for any and all actions, decisions or conduct by Selldorff in his role as a director of the Company.

     9. TAX CONSEQUENCES. The Company makes no representations or warranties with respect to the tax consequences of this Agreement. Selldorff agrees and understands that he is responsible for payment, if any, of local, state and/or


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federal income taxes on any sums paid by the Company and any penalties or assessments thereon. Selldorff further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Selldorff's failure to pay federal or state income taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

     10. COSTS. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

     11. AUTHORITY. The Company represents and warrants that it has the authority to enter into this Agreement. Selldorff represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party represents and warrants that there are no liens or claims of lien or assignments in law or equity or otherwise on or against any of the claims or causes of action released herein.

     12. NO REPRESENTATIONS. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     13. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     14. ENTIRE AGREEMENT. This Agreement, the Employment Agreement (as amended by this Agreement) and any option agreements between Selldorff and The Company represent the entire agreement and understanding between the Company and Selldorff concerning Selldorff's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Selldorff's relationship with the Company and his compensation by the Company.

     15. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Selldorff and the Chairman of the Board of the Company.

     16. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. The parties consent to jurisdiction of any dispute arising under this Agreement or the matters referred to herein of the courts located in Suffolk County, Massachusetts. This agreement is effective when executed by both Parties.


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     17. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the pan of each of the undersigned.

     18. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part of or on behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          a. They have read this Agreement;

          b. They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          c. They understand the terms and consequences of this Agreement and of the releases it contains;

          d. They are fully aware of the legal and binding effect of this Agreement.

     19. SUCCESSORS. This Agreement, and the respective rights and obligations of the Parties hereunder, shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. This provision with respect Selldorff's right of successorship shall, however, inure only to the benefit of Selldorff's estate, executor, administrator, heirs, legatees or devisees.


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     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                             BREAKAWAY SOLUTIONS, INC.,
                                             a Delaware corporation


Dated: 5/13/99                                By:/S/ GORDON BROOKS
      -----------------------                    -------------------------------
                                                     Gordon Brooks
                                                     CEO


                                              FRANK SELLDORFF, an individual


Dated: 5/13/99                                By:/S/ FRANK SELLDORFF
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